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                                                                   Exhibit 23.3


To the Board of Directors of MSI Holdings, Inc.

         We consent to the use of our name under the heading Legal Matters in the Registration Statement on form SB-2 for the above named company.


                                                Vial, Hamilton, Koch & Knox,
                                                L.L.P.


                                                /s/ Gary Woolfolk


Dallas, Texas
January 7, 1999